UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 5(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 13, 2007 (February 9, 2007)

GAMESTOP CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32637	20-2733559
(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, Texas	76051
(Address of Principal Executive Offices)	(Zip Code)

(817) 424-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 12, 2007, GameStop Corp. (the “Company”) issued a press release announcing that its Board of Directors had authorized a two-for-one stock split, to be effected by a one-for-one stock dividend to stockholders of record at the close of business on February 20, 2007, payable on March 16, 2007. The press release is attached hereto as Exhibit 99.1.

On February 12, 2007, the Company also announced that its Board of Directors had authorized an additional $150,000,000 for the buyback of the Company’s Senior Floating Rate Notes and Senior Notes. The timing and amount of the repurchases will be determined by the Company's management based on their evaluation of market conditions and other factors. In addition, the repurchases may be suspended or discontinued at any time. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated February 12, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.

Date: February 13, 2007
	By:	/s/ David W. Carlson
		Name:	David W. Carlson
		Title:	Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated February 12, 2007

4